EXHIBIT 99.2

CIENA CORPORATION

Written Statement of Chief Financial Officer
Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

     The undersigned, the Chief Financial Officer of CIENA Corporation (the “Company”), hereby certifies that, to his knowledge, on the date hereof:

(a) the Report on Form 10-Q of the Company for the three months ended April 30, 2003 filed on the date hereof with the Securities and Exchange Commission (the “Report”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(b) information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ Joseph R. Chinnici

Joseph R. Chinnici
Chief Financial Officer
May 22, 2003

A signed original of this written statement required by Section 906 has been provided to CIENA Corporation and will be retained by CIENA Corporation and furnished to the Securities and Exchange Commission or the staff upon request.